Exhibit 3.2

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change
(PURSUANT TO NRS 78.209)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation: Ceres Ventures, Inc., formerly PhytoMedical Technologies, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Common stock: 2,000,000,000 shares, par value: $0.00001
Preferred stock: 1,000,000 shares, par value $0.25

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Common stock: 2,000,000,000 shares, par value: $0.00001
Preferred stock: 1,000,000 shares, par value $0.25

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: One-for-fifty reverse split such that one share of common stock shall be issued and outstanding after the change for fifty shares issued and outstanding immediately prior to the change.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: Fractional shares shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional) November 21, 2011

8. Signature: (required) (must not be later than 90 days after the certificate is filed)

/s/ Amit S. Dang
Amit S. Dang
President, Chief Executive Officer and Chief Financial Officer
Signature of Officer

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.